NEWS RELEASE

CONTACT:
CONMED Corporation
Robert Shallish
Chief Financial Officer
315-624-3206

FOR RELEASE: 7:00 AM (Eastern) April 24, 2014

CONMED Corporation Announces First Quarter 2014 Financial Results

EPS of $0.31; Adjusted EPS of $0.49, up 8.9% over prior year period

Company Reiterates 2014 Guidance

Conference Call to be Held at 10:00 a.m. ET Today

Utica, New York, April 24, 2014 ----- CONMED Corporation (Nasdaq: CNMD) today announced financial results for the first quarter ended March 31, 2014.

“Our continued operational focus during the first quarter allowed us to grow our adjusted earnings per share to $0.49, which was at the top end of our guidance and represented an 8.9% increase over the prior year period,” commented Mr. Joseph J. Corasanti, President and CEO. “We achieved this growth despite weaker capital product revenue, which represents 20% of our business and, as we have seen in the past, can be volatile on a quarter to quarter basis. On a positive note, sales of single-use devices increased in international markets with Europe continuing with year-over-year growth and emerging markets delivering an 11% gain. With the recent introduction of the IM8000 surgical visualization system and the Hall 50 powered surgical handpieces, we believe that we can drive growth in the capital product portion of our business throughout the remaining quarters of 2014. We remain focused on creating value for our shareholders and will continue to take actions that we believe enable us to achieve this core objective.”

First Quarter 2014 Financial Highlights:

•	Diluted earnings per share (GAAP) was $0.31 and was affected by special items as further described, including a non-cash New York State tax matter resulting from recent legislation.

•	Adjusted diluted earnings per share grew to $0.49, up 8.9% over the prior-year period.

•	Sales were $181.9 million, a decrease of 2.7% over the prior-year period caused principally by weaker sales of capital products.

•	Adjusted EBITDA margin grew 120 basis points to 18.3% of sales.

•	GAAP EBITDA margin grew 70 basis points to 15.4% of sales.

International sales in the first quarter of 2014 were $94.6 million, representing 52.0% of total sales. Foreign currency exchange rates including the effects of the FX hedging program caused sales to be $1.4 million less in the first quarter of 2014 compared with sales in the first quarter of 2013.

CONMED News Release Continued	Page 2 of 10	April 24, 2014

Cash provided by operating activities in the first quarter of 2014 was $17.0 million, an increase of $11.6 million compared with the first quarter of 2013. Similar to the quarterly cash flow of 2013, management expects 2014 cash flow from operations to improve in the remaining quarters of 2014 since incentive compensation payments only affect the first quarter of 2014. During the first quarter of 2014 the Company repurchased 402,000 shares of its common stock amounting to $16.9 million.

Outlook

“We reiterate our full year 2014 sales guidance of $770 - $780 million and our full year adjusted diluted earnings per share guidance of $1.90 - $2.00. We continue to expect that new product introductions and improving economic conditions will have a positive impact on sales throughout the remainder of 2014,” said Mr. Corasanti.

“For the second quarter of 2014, we anticipate sales will be in the range of $190 - $195 million and adjusted earnings per share are forecasted to be in the range of $0.44 - $0.48,” said Mr. Corasanti.

The adjusted estimates for the second quarter and full year 2014 exclude special items such as manufacturing and restructuring costs expected to be incurred in 2014 due to the relocation of manufacturing activities, litigation and other costs.

Unusual charges

During the first quarter of 2014, the Company continued the on-going consolidation of certain administrative functions and manufacturing activities. Also incurred were litigation and settlement costs associated with patent disputes, the write-off of New York State tax credits eliminated due to a legislative change and other costs. Expenses associated with these activities, including severance and relocation costs, amounted to $4.9 million, net of tax, in the first quarter of 2014. These charges are included in the GAAP earnings per share set forth above and are excluded from the adjusted results. For the remainder of 2014, the Company presently anticipates incurring additional pre-tax restructuring costs of $7.5 - $8.5 million on projects currently in process.

Use of non-GAAP financial measures

Management has disclosed adjusted financial measurements in this press announcement that present financial information that is not in accordance with generally accepted accounting principles. These measurements are not a substitute for GAAP measurements, although Company management uses these measurements as aids in monitoring the Company’s on-going financial performance from quarter-to-quarter and year-to-year on a regular basis, and for benchmarking against other medical technology companies. Adjusted net income, adjusted operating income and adjusted earnings per share measure the income of the Company excluding unusual credits or charges that are considered by management to be outside of the normal on-going operations of the Company. Management uses and presents adjusted net income, adjusted operating income and adjusted earnings per share because management believes that in order to properly understand the Company’s short and long-term financial trends, the impact of special items should be eliminated from on-going operating activities. These adjustments for special items are derived from facts and circumstances that vary in frequency and impact on the Company’s results of operations. Management uses adjusted net income, adjusted operating income and adjusted earnings per share to forecast and evaluate the operational performance of the Company as well as to compare results of current periods to prior periods on a consistent basis. Further, the presentation of EBITDA is a non-GAAP measurement that management considers useful for measuring aspects of the Company’s cash flow. Adjusted financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Investors should consider adjusted measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

Conference call

The Company will webcast its first quarter 2014 conference call live over the Internet at 10:00 a.m. Eastern Time on Thursday, April 24, 2014. This webcast can be accessed from CONMED’s web site at www.conmed.com. Replays of the call will be made available through May 2, 2014.

CONMED News Release Continued	Page 3 of 10	April 24, 2014

CONMED profile

CONMED is a medical technology company with an emphasis on surgical devices and equipment for minimally invasive procedures. The Company’s products are used by surgeons and physicians in a variety of specialties including orthopedics, general surgery, gynecology, neurosurgery and gastroenterology. Headquartered in Utica, New York, the Company’s 3,600 employees distribute its products worldwide from several manufacturing locations. CONMED has a direct selling presence in 16 countries outside the United States and international sales constitute approximately 50% of the Company’s total sales.

Forward Looking Information

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties which could cause actual results, performance or trends, to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above, to prove to be correct; (ii) the risks relating to forward-looking statements discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013; (iii) cyclical purchasing patterns from customers, end-users and dealers; (iv) timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the possibility that any new acquisition or other transaction may require the Company to reconsider its financial assumptions and goals/targets; (vii) increasing costs for raw material, transportation or litigation; (viii) the risk of a lack of allograft tissues due to reduced donations of such tissues or due to tissues not meeting the appropriate high standards for screening and/or processing of such tissues; and/or (ix) the Company’s ability to devise and execute strategies to respond to market conditions.

CONMED News Release Continued	Page 4 of 10	April 24, 2014

CONMED CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF INCOME

Three Months Ended March 31, 2013 and 2014

(In thousands except per share amounts)

(unaudited)

	2013	2014

Net sales	$187,014	$181,941

Cost of sales	82,710	78,411
Cost of sales, other – Note A	1,622	948

Gross profit	102,682	102,582

Selling and administrative expense	77,725	73,818
Research and development	5,694	6,910
Medical device excise tax	1,580	1,349
Other expense – Note B	1,813	3,197
	86,812	85,274

Income from operations	15,870	17,308

Loss on early extinguishment of debt	263	—

Interest expense	1,366	1,461

Income before income taxes	14,241	15,847

Provision for income taxes	3,749	7,221

Net income	$10,492	$8,626

Per share data:
Net income
Basic	$.37	$.32
Diluted	.37	.31

Weighted average common shares
Basic	28,127	27,349
Diluted	28,500	27,854

Note A –Included in cost of sales, other in the three months ended March 31, 2013 and 2014 are costs related to the consolidation of our production facilities. Refer to the Reconciliation of Reported Net Income to Adjusted Net Income for further details.

Note B – Other expense in the three months ended March 31, 2013 and 2014 includes a number of adjusted charges. Refer to the Reconciliation of Reported Net Income to Adjusted Net Income for further details.

CONMED News Release Continued	Page 5 of 10	April 24, 2014

CONMED CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS

(In thousands)

(unaudited)

ASSETS
	December 31,	March 31,
	2013	2014
Current assets:
Cash and cash equivalents	$54,443	$56,318
Accounts receivable, net	140,426	129,831
Inventories	143,211	152,173
Income taxes receivable	3,805	2,522
Deferred income taxes	13,202	12,661
Prepaid expenses and other current assets	17,045	14,296
Total current assets	372,132	367,801

Property, plant and equipment, net	138,985	138,632
Deferred income taxes	1,183	1,146
Goodwill	248,428	248,423
Other intangible assets, net	319,440	316,122
Other assets	10,340	11,074
Total assets	$1,090,508	$1,083,198

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$1,140	$1,140
Other current liabilities	110,125	99,972
Total current liabilities	111,265	101,112

Long-term debt	214,435	241,435
Deferred income taxes	113,199	116,529
Other long-term liabilities	45,290	28,650
Total liabilities	484,189	487,726

Shareholders’ equity:
Capital accounts	228,002	213,031
Retained earnings	395,889	399,062
Accumulated other comprehensive loss	(17,572)	(16,621)
Total equity	606,319	595,472

Total liabilities and shareholders’ equity	$1,090,508	$1,083,198

CONMED News Release Continued	Page 6 of 10	April 24, 2014

CONMED CORPORATION

CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS

(In thousands)

(unaudited)

	Three months ended
	March 31,
	2013	2014
Cash flows from operating activities:
Net income	$10,492	$8,626
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation and amortization	11,729	10,868
Stock-based compensation	1,152	1,185
Loss on early extinguishment of debt	263	—
Deferred income taxes	1,914	3,325
Increase (decrease) in cash flows from changes in assets and liabilities:
Accounts receivable	3,042	10,636
Inventories	(4,858)	(11,936)
Accounts payable	313	(1,151)
Income taxes receivable (payable)	244	1,826
Accrued compensation and benefits	(8,830)	(9,164)
Other assets	(2,423)	2,088
Other liabilities	(7,566)	722
Net cash provided by operating activities	5,472	17,025

Cash flow from investing activities:
Purchases of property, plant, and equipment	(4,130)	(4,065)
Net cash used in investing activities	(4,130)	(4,065)

Cash flow from financing activities:
Proceeds of debt	64,000	27,000
Payments related to distribution agreement	(34,000)	(16,667)
Dividend paid on common stock	(4,256)	(5,545)
Payments related to issuance of debt	(1,636)	—
Net proceeds from common stock issued under employee plans	7,633	729
Repurchase of common stock	(25,732)	(16,862)
Other, net	1,625	138
Net cash provided by (used in) financing activities	7,634	(11,207)

Effect of exchange rate change
on cash and cash equivalents	(337)	122

Net increase in cash and cash equivalents	8,639	1,875

Cash and cash equivalents at beginning of period	23,720	54,443

Cash and cash equivalents at end of period	$32,359	$56,318

CONMED News Release Continued	Page 7 of 10	April 24, 2014

CONMED CORPORATION

RECONCILIATION OF REPORTED NET INCOME TO ADJUSTED NET INCOME

Three Months Ended March 31, 2013 and 2014

(In thousands except per share amounts)

(unaudited)

	2013	2014

Reported net income	$10,492	$8,626

Facility consolidation costs included in cost of sales	1,622	948

Administrative consolidation costs included in other expense	1,604	713

Patent dispute & settlement costs, and other included in other expense	209	2,484

Total other expense	1,813	3,197

Loss on early extinguishment of debt	263	—

Adjusted expense before income taxes	3,698	4,145

Provision (benefit) for income taxes on adjusted expenses	(1,331)	(1,492)

New York State corporate tax reform	—	2,258

Adjusted net income	$12,859	$13,537

Per share data:

Reported net income
Basic	$.37	$.32
Diluted	.37	.31

Net income before adjusted items
Basic	$.46	$.49
Diluted	.45	.49

Management has provided the above reconciliation of net income to adjusted net income as an additional measure that investors can use to compare operating performance between reporting periods. Management believes this reconciliation provides a useful presentation of operating performance as discussed in the section “Use of Non-GAAP Financial Measures” above.

CONMED News Release Continued	Page 8 of 10	April 24, 2014

CONMED CORPORATION

RECONCILIATION OF INCOME FROM OPERATIONS TO ADJUSTED

INCOME FROM OPERATIONS

Three Months Ended March 31, 2013 and 2014

(In thousands)

(unaudited)

	2013	2014

Reported income from operations	$15,870	$17,308

Facility consolidation costs included in cost of sales	1,622	948

Administrative consolidation costs included in other expense	1,604	713

Patent dispute & settlement costs, and other included in other expense	209	2,484

Adjusted income from operations	$19,305	$21,453

Operating Margin
Reported	8.5%	9.5%

Adjusted	10.3%	11.8%

Management has provided the above reconciliation as an additional measure that investors can use to compare financial results between reporting periods. Management believes this reconciliation provides a useful presentation of financial measures as discussed in the section “Use of Non-GAAP Financial Measures” above.

CONMED News Release Continued	Page 9 of 10	April 24, 2014

CONMED CORPORATION

RECONCILIATION OF REPORTED NET INCOME TO EBITDA & ADJUSTED EBITDA

(In thousands)

(unaudited)

	Three months ended
	March 31,

	2013	2014

Net income	$10,492	$8,626

Provision for income taxes	3,749	7,221

Interest expense	1,366	1,461

Loss on early extinguishment of debt	263	—

Depreciation	4,619	4,568

Amortization	6,992	6,154

EBITDA (using GAAP measures)	$27,481	$28,030

Stock-based compensation	1,152	1,185

Facility consolidation costs included in cost of sales	1,622	948

Administrative consolidation costs included in other expense	1,604	713

Patent dispute & settlement costs, and other included in other expense	209	2,484

Adjusted EBITDA	$32,068	$33,360

EBITDA Margin
EBITDA	14.7%	15.4%

Adjusted EBITDA	17.1%	18.3%

Management has provided the above reconciliations as additional measures that investors can use to compare financial results between reporting periods. Management believes these reconciliations provide a useful presentation of financial measures as discussed in the section “Use of Non-GAAP Financial Measures” above.

CONMED News Release Continued	Page 10 of 10	April 24, 2014

CONMED CORPORATION

First Quarter Sales Summary

(In millions)

	Three Months Ended March 31,

				Constant
				Currency
	2013	2014	Growth	Growth

Orthopedic surgery	$105.0	$105.9	0.9%	1.9%
General surgery	66.8	63.5	-4.9%	-4.6%
Surgical visualization	15.2	12.5	-17.8%	-17.1%
	$187.0	$181.9	-2.7%	-2.0%

Single-use products	$147.8	$146.4	-0.9%	-0.1%
Capital products	39.2	35.5	-9.4%	-8.9%
	$187.0	$181.9	-2.7%	-2.0%